Exhibit 23.6

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        --------------------------------------------------------


We consent to the use, in the registration statement on Form S-1/A, Amendment No. 5 of Monster Offers, of our report dated May 5, 2008 on our audit of the financial statements of Monster Offers as of December 31, 2007, and of our report dated May 19, 2008 on our review of the financial statements for the period ended March 31, 2008, and the related statements of operations, stockholders' equity and cash flows for December 31, 2007 and the period ended March 31, 2008, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    May 21, 2008


         2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                    (702)253-7499 Fax (702)253-7501

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